UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   September 2, 2010

PROTECT PHARMACEUTICAL CORPORTION
(Exact name of registrant as specified in its charter)

NEVADA	000-54001	27-1877179
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

759 Bloomfield Ave, Suite 411, West Caldwell, New Jersey 07006
(Address of principal executive offices)

Registrant's telephone number, including area code:  (973) 568-1617

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with our registration statement on Form 10, the SEC issued a comment on September 2, 2010 concerning the recording of patent acquisition costs in the second quarter of 2010 and included in the statement of operations as part of our unaudited financial statements of June 30, 2010.  Following a review of the financial statements in response to that comment letter, it was determined that the statement of operations erroneously recorded the acquisition of patent applications in February 2010 in the second quarter of 2010 instead of the first quarter of 2010.  Responding to a prior comment by the SEC, we had previously revised the treatment of the patent acquisition to record the acquisition as a research and development expense of $1,250,000 instead of capitalizing the amount as an asset.

Following a review of the financial statements, our principal accounting officer concluded on September 2, 2010 that our unaudited financial statements for the three-month period ended June 30, 2010 included in our amendments to Form 10 filed on August 6 and August 25, 2010, and our Form 10-Q for the quarterly period ended June 30, 2010 and filed on August 23, 2010, should no longer be relied on.

As a result of the above determination, we restated our financial statements for the three months ended June 30, 2010 to reflect the research and development expense of $1,250,000 in the first quarter of 2010 instead of the second quarter of 2010 and, on September 8, 2010, we filed an amendment to our Form 10 and an amendment to our June 30, 2010 Form 10-Q.  The financial statements included in these filings contained a new Note 8 to the June 30, 2010 financial statements that discussed the restated statements of operations.  However, Note 8 contained an error in that the restated three-month amounts as of June 30, 2010 compared the original amounts as of June 30, 2009, instead of the original amounts as of June 30, 2010.  This error was noted in a letter from the SEC Staff dated September 17, 2010.  Following a review of Note 8 to the financial statements in response to that comment letter, our principal accounting officer concluded on September 17, 2010 that the financial statements included in our amendment to the Form 10 registration statement filed on September 8, 2010 and in our amended Form 10-Q filed on September 8, 2010 for the quarterly period ended June 30, 2010, contained an error and should no longer be relied upon.

On September 22, 2010, we filed an amended Form 10 and amended Form 10-Q report for the quarterly period ended June 30, 2010 to reflect the revised accounting treatment of the patent acquisition costs and to include a corrected Note 8.  The restatement reflects a net loss for the three months ended June 30, 2010 of $5,312,550 ($0.13 per share) rather than the previously reported loss of $6,562,550 ($0.16), a reduced net loss of $1,250,000, or $0.03 per share for the period.

We have discussed the matters disclosed in this Current Report on Form 8-K with our independent registered public accounting firm.  Our independent accountant has not advised us that disclosure should be made or action taken to prevent future reliance on a previously issued audit report or completed interim review related to previously issued financial statements.

Because of the error contained in our statements of operations for the period ended June 30, 2010, we have revised disclosure under Item 4(T) of our amended Form 10-Q filed on September 22, 2010 to indicate that we have concluded that as of June 30, 2010, our disclosure controls and procedures were not effective.

Notes about Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

Item 9.01   Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1*	Restated financial statements for the period ended June 30, 2010

____________________

*	Included in Amendment No. 5 to Form 10 registration statement filed September 22, 2010 and Amendment No. 2 to Form 10-Q for the period ended June 30, 2010 filed September 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS ENERGY, INC.

Date: September 22, 2010	By:	/S/ William D. Abajian
William D. Abajian
President